UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2004

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)	1-7850 (Commission File Number)	88-0085720 (I.R.S. Employer Identification No.) 89193-8510 (Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Item 5. Other Events and Regulation FD Disclosure.

On March 24, 2004, Southwest Gas Corporation (the Company) announced that the California Public Utilities Commission (CPUC) had rendered a decision on the general rate case filed by the Company in February 2002 for its southern and northern California jurisdictions.

The CPUC approved annualized rate increases of $3.6 million in southern California and $3.1 million in northern California, effective May 2003 plus attrition amounts as a result of inflation and safety-related activities beginning in 2004. The CPUC decision also includes attrition allowances through 2006. There were no gas cost disallowances in the CPUC decision.

The rate increases will be reflected on customer bills for periods beginning after April 14, 2004. In May 2003, the CPUC authorized the Company to establish a memorandum account to track the impact of the delayed rate relief decision. The Company will record approximately $7.3 million of incremental operating margin in the first quarter of 2004 (reflecting the impact of the decision from May 2003 through March 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 24, 2004	SOUTHWEST GAS CORPORATION /s/ ROY R. CENTRELLA Roy R. Centrella Vice President/Controller and Chief Accounting Officer